EXHIBIT 10.52

AMENDMENT NO.1 TO THE CONTRACT RESULTING FROM THE COMMERCIAL OFFER
DATED DECEMBER 17, 2009 FOR THE PURCHASE OF CHAZA OIL

The contracting parties: ECOPETROL S.A., decentralized entity of national order, incorporated by means of Law 165 of 1948, with Tax ID No.  899-999-068-1, organized as a Mixed Economy Company according to the dispositions of article No. 2 of Law 1118 of 2006, linked/related to the Ministry of Mines and Energy, with domicile in Bogota D.C., hereinafter referred in this Amendment as THE BUYER, represented by FELIPE TRUJILLO LOPEZ, of age and domiciled in this city, identified with citizenship card No. 91.480.962 issued in Bucaramanga, who in capacity of Vice-president of Supply and Marketing and with authorization contained in the Delegation Manual, acts on behalf of this Company, and on the other hand, SOLANA PETROLEUM EXPLORATION COLOMBIA LIMITED, with Tax ID No. 830.051.027-8, hereinafter THE SELLER represented by ALEJANDRA ESCOBAR HERRERA, identified with citizenship card No. 52.646.943 who acts in his capacity as second alternate of the legal representative and is duly authorized to execute this Amendment as recorded in the attached incorporation and representation certificate, who states that neither she nor the company she represents are disqualified on grounds of disability or any inconsistency according to the Constitution or the law, that might prevent them from entering into this Amendment.

RECITALS

1.
That by means of Sales Order issued on December 18, 2009 SOLANA PETROLEUM EXPLORATION COLOMBIA LIMITED accepted the Commercial Offer dated December 17, 2009 issued by ECOPETROL S.A., for the purchase of 100% of the oil owned by THE SELLER, produced in Chaza Block.

2.	That the expiration date for the contract resulting from the acceptance of the Commercial Offer dated December 17, 2009 for the purchase of oil is December 31st, 2010.

3.	That the parties are interested in extending the duration of the contract resulting from the acceptance of the commercial offer of December 17, 2009 until June 30, 2011.

4.
That for purposes of the execution of this Amendment, THE BUYER previously verified the Bulletin of Fiscal Responsibility developed and published by the General Comptroller of the Republic, in which THE SELLER does not appear as one of the people who have been determined by a judicial and firm decision as fiscally responsible. Likewise, THE BUYER implemented the control mechanisms in compliance with the Manual for the Administration of the risk of Assets Laundering (AL) and the Financing of Terrorism (FT).

5.	That in accordance with the Delegations Manual, the Vice-President of Supply and Marketing is competent to enter into this Amendment.

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6.	That THE BUYER in its budget expenses has made the respective budget request for 2011 for the execution of the Contract hereof.

7.
That in accordance with the provisions contained in the Contracting Manual of THE BUYER and having analyzed the nature and manner of implementing the performance of the Parties on the occasion of this Amendment to the sales of crude oil, the Authorized Officer has classified the risk as low, and therefore dispenses the need to require a guarantee from THE SELLER.

8.
That considering the contractual planning, the areas of Labor Relations Risk, Coordination of Risks, Coordination of Budget and Accounting and Tax Coordination of ECOPETROL S.A. were consulted, in order to avoid any labor, tax, environmental, and other risks that may be generated for Ecopetrol as a result of the execution and implementation of this Amendment.

9.
That in compliance with the guidelines for the prevention of Assets Laundering and the Financing of Terrorism adopted by THE BUYER, the Legal Representative of THE SELLER represents under the seriousness of oath and subject to the sanctions of the Colombian Criminal Code:

I.
That its funds (or the funds of the entity represented) are generated in legal activities and are linked to the normal development of my activities (or activities inherent to the corporate purpose of the company represented), and otherwise, said funds do not come from any illegal activity as contemplated in the Colombian Criminal Code or in any regulation that substitutes, adds or amends it.

II.
That he (or the entity represented) has not made any transactions or operations destined to illegal activities as contemplated in the Colombian Criminal Code or in any regulation that substitutes, adds or amends it, or in favor of persons in connection with said activities.

III.
That the funds committed in the contract or legal relation with THE BUYER do not come from any illegal activity as contemplated in the Colombian Criminal Code or in any regulation that substitutes, adds or amends it.

IV.
That in the execution of the contract or legal relation with THE BUYER, it will not contract or have any relations with any third parties that carry out operations or whose funds are coming from illegal activities as contemplated in the Colombian Criminal Code or in any regulation that substitutes, adds or amends it.

V.
That the entity represented complies with all regulations on prevention and control to assets laundering and the financing of terrorism) AL/FT) as may be applicable (as the case might be), having implemented the policies, procedures and mechanisms for the prevention and control to AL/FT derived from said legal provisions. A model of certification is attached in annex 1.

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VI.
That neither him, nor the entity represented, nor its shareholders, associates or partners that directly or indirectly hold FIVE PER CENT (5%) or more of the corporate capital, contribution or participation, or its legal representatives and members of the Board of Directors are in the international listings related to Colombia in accordance with international law (United Nations listings) or in the OFAC listings, being THE BUYER authorized to conduct the verifications as deemed pertinent and to terminate any commercial or legal relationship if proved that any of such persons are found in said listings. A model of certification is attached in annex 2.

VII.
That there are no investigations or criminal proceedings for any offenses of willful misconduct against him or against the entity represented, its shareholders or partners, that directly or indirectly hold FIVE PER CENT (5%) or more of the corporate capital, contributions or participation, or its legal representatives and its members of the Board of Directors, being THE BUYER authorized to make the verifications as deemed pertinent in data bases or in local or international public information or tot terminate any commercial or legal relationship if proved that against any of such persons there are investigations or proceedings or the existence of information in said public data bases that may place THE BUYER in front of a legal or reputational risk.

VIII.	That in the event of occurrence of any of the circumstances described in the two paragraphs above, the commitment is to communicate it immediately to THE BUYER.
IX.
That with the signature of this document, it is understood that, both he as well as the natural or legal person represented, grant their informed consent, and therefore, authorize THE BUYER to communicate to the local authorities or the authorities of any of the countries in which THE BUYER conducts operations, on any of the situations described in this document, as well as to provide to the competent authorities of such countries all the personal, public and private information, as required from him or the natural or legal person represented; and likewise for THE BUYER to make the reports to the competent authorities as considered pertinent in accordance with its regulations and manuals in connection with its system of prevention and/or management the risk of assets laundering and the financing of terrorism, waving it from any responsibility for such action.

X.
That all the documentation and information provided for entering into and execution of the contract or legal business with THE BUYER is true and accurate, being THE BUYER authorized to make any verifications as deemed pertinent and to terminate the contract or legal business if proved or becomes aware otherwise.

XI.	That no other natural or legal person has any non-legitimate interest in the contract or legal business that motivates the subscription of the statement hereof.
XII.
That he is aware, represents and accepts that THE BUYER has the legal obligation to request any clarifications as deemed pertinent in the event of circumstances based on which THE BUYER may have reasonable doubts concerning its operations or the operations of the natural or legal person represented, as well as the origin of its assets, in which case they are committed to provide the respective clarifications. If these are not satisfactory under THE BUYER’S criteria, they authorize to terminate the commercial or legal relation.

Based on the above, the Parties,

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AGREE

FIRST CLAUSE. Adds the following paragraph to numeral 7 of the contract resulting from the acceptance of the Commercial Offer dated December 17, 2009, as follows:

“FIRST PARAGRAPH. Considering the above, in the events in which THE BUYER does not acquire all the volumes nominated by THE SELLER in the final monthly schedule, the latter shall be free to sell said volumes to third parties, without this implying any breaching in the contractual relation between the parties.”

SECOND CLAUSE. Modify numeral 4 (VALIDITY, TERMS OF EXECUTION AND SPECIAL GROUNDS FOR TERMINATION IN ADVANCE) of the contract resulting from the Commercial Offer of December 17, 2009 as follows:

“4. VALIDITY, TERMS OF EXECUTION AND SPECIAL GROUNDS FOR TERMINATION IN ADVANCE.

The validity of the Contract resulting from the Offer hereof, shall commence with its acceptance and will terminate with its liquidation.

The term of execution of the Contract shall begin on January 1, 2010 (with the previous fulfillment of the requirement of execution set forth in numeral 18 of this document) and will end in June 30 of two thousand eleven (2011).

The parties shall carry out the respective liquidation within a term of four (4) months counted from the date of termination of the term of execution of the Contract resulting from the acceptance of the Offer hereof.

In case THE SELLER fails to attend the liquidation, or if no agreement is reached on the content of the same within the mentioned term, THE SELLER expressly authorizes THE BUYER to proceed with the unilateral liquidation within a two (2) months term.”

THIRD CLAUSE. This Amendment does not imply a novation of the contract resulting from the acceptance of the Commercial Offer dated December 17, 2009 for the purchase of crude produced in Chaza Block which’s clauses continue in force except for what was modified by this document.

FOURTH CLAUSE. The Parties will complete this Amendment with the execution. For the performance of the dispositions within, the accreditation by THE SELLER within ten (10) business days after the execution of this Contract Amendment of the payment of the publication of this Amendment in the Public Contracts Newspaper (Diario Único de Contratación Pública) will be required.

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FIFTH CLAUSE. Each of the Parties of this buy-sale acknowledges and accepts the taxes and/or withholdings that apply in accordance to the Law. The payment of all national, departmental and municipal taxes, fees, charges, or similar that are caused or will be caused by this Amendment, including but not limited to those incurred by the execution, formalization, implementation and termination or liquidation of this Amendment or arising after the date of signature of this Amendment, shall be borne by the taxpayer of the relevant tax, who must pay under the law and regulations in force.

In witness whereof, the Parties hereto have caused this Amendment to be duly executed in Bogotá D.C. on the 29th day of December of 2010, in two copies of equal value.

THE SELLER	THE BUYER
/s/ ALEJANDRA ESCOBAR HERRERA ALEJANDRA ESCOBAR HERRERA Second Alternate Legal Representative	/s/ FELIPE TRUJILLO LOPEZ FELIPE TRUJILLO LOPEZ Vice-president of Supply and Marketing (ad-hoc)

ANNEX 1.  Model of certification of application of AL/FT regulations for companies obliged to adopt systems of AL/FT prevention
ANNEX 2. Certificate of shareholder’s interests for associates, shareholders or partners holding more than five (5%) interest in the corporate capital.

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ANNEX No. 1

MODEL OF CERTIFICATION OF APPLICATION OF AL/FT REGULATIONS FOR COMPANIES OBLIGED TO ADOPT SYSTEMS OF AL/FT PREVENTION

OBLIGATORY ONLY FOR THOSE PARTIES THAT BY LEGAL REGULATIONS ARE OBLIGED TO ADOPT SYSTEMS OF AL/FT PREVENTION

The purpose of this document is to certify to ECOPETROL S A that our entity has a SYSTEM FOR THE PREVENTION AND CONTROL OF ASSETS LAUNDERING AND THE FINANCING OF TERRORISM, which fully complies with the applicable Colombian regulations.
Therefore, _____________________________, in my capacity as legal representative of SOLANA PETROLEUM EXPLORATION COLOMBIA (THE ENTITY), I hereby CERTIFY that:

1.	The ENTITY is fully complying with Colombian the applicable norms and regulations concerning the prevention and control of assets laundering and the financing of terrorism.
YES ☒                         No ☐

2.	The ENTITY has appropriate policies, manuals and procedures for the prevention and control of assets laundering and the financing of terrorism fully complying with the applicable regulations in force.
YES ☒                         No ☐

3.	Has the ENTITY been involved in investigations for violations to laws regarding the assets laundering and the financing of terrorism?
YES ☐                         No ☒

4.	Has the ENTITY been sanctioned or any of its employees or officers for violations to laws regarding assets laundering and the financing of terrorism?
YES ☐                         No ☒

Report the following data of the officer or employee concerning compliance:

Name:	David Hardy
Telephone:	+1-403-2653221 ext 2247
e-mail:	davidhardy@grantierra.com
Address:	300, 625 – 11th Avenuw SW
Calgary, Alberta, Canada T2R OE1

We manifest that we authorize ECOPETROL S A to verify and confirm the information provided hereto directly or through the persons designed, including the effective application of the SYSTEM OF PREVENTION AND CONTROL OF ASSETS LAUNDERING AND THE FINANCING OF TERRORISM inside our entity.

Comments:

/s/ Alejandra Escobar

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ANNEX No. 2

Certificate of Shares Participation
Associates, Shareholders or Partners holding over five (5%) of interest in the corporate capital

This certification is only requested in the case of legal persons in which, given their nature, their shareholders, partners or associates do not appear in the certificate of the chamber of commerce

I, hereby certify that the associates, shareholders or partners holding over FIVE (5%) of interest in the corporate capital of the entity I represent are the natural or legal persons appearing in the following list:

NAME OF SHAREHOLDER PARTNER OR ASSOCIATE	IDENTIFICATION	NUMBER OF SHARES QUOTA OR PARTS OF INTEREST	PARTICIPATION IN THE CORPORATE CAPITAL (%)

I hereby certify that the real beneficiaries and controllers1

Name	Identification

Name of the entity:	Solana Petroleum Exploration Colombia Ltd
Tax ID:	830.051.027-8
Name of Legal Representative:	Alejandra Escobar
Identification Number:	52646943
Signature Legal Representative:	/s/ Alejandra Escobar

Note: Does not apply as SOLANA is a branch office of a foreign company and therefore it does not have independent legal capacity from its parent company

1 It is understood as “real beneficiary” or “controller” any person or group of persons who, directly or indirectly, by himself or through any third party, by virtue of any contract, agreement or otherwise has, with respect to any share or quote of a company, or may have any decision capacity or control over said company.

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Cra. 7a No. 37-69 Piso 5, Bogotá, D.C. Colombia
Teléfono: (571)2344606